Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the incorporation by reference therein of our reports dated March 15, 2005, in Amendment No. 2 to the Registration Statement (Form S-3, No. 333-123695) and related Prospectus of Insmed Incorporated for the registration of 51,770,481 shares of its common stock.

Richmond, Virginia	Ernst & Young LLP

August 1, 2005